Exhibit 4.3

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of April 15, 2011 (the "Fourth Supplemental Indenture"), is by and among THE SHERIDAN GROUP, INC., a Maryland corporation (the successor in interest to Sheridan Acquisition Corp., a Delaware corporation) (the "Company"), THE SUBSIDIARIES OF THE COMPANY IDENTIFIED ON THE SIGNATURE PAGES HERETO (the "Guarantors"), THE BANK OF NEW YORK MELLON, as trustee and collateral agent (the "Trustee"), and BANK OF AMERICA, N.A. (as successor in interest to Fleet National Bank) (“BofA”), as Lender under the Intercreditor Agreement (solely for purposes of Section 4).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of August 21, 2003, as supplemented by a Supplemental Indenture, dated as of August 21, 2003, a Second Supplemental Indenture, dated as of May 11, 2004, and a Third Supplemental Indenture, dated as of May 11, 2004 (the "Indenture"), relating to the Company’s 10 1/4% Senior Secured Notes due 2011 (the “Notes”);

WHEREAS, the Company has offered to purchase any and all of the outstanding Notes (the “Offer”) and has solicited consents (the “Solicitation”) to certain amendments to the Indenture, the Notes and the Collateral Agreements (the “Proposed Amendments”) pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated February 24, 2011 (the “Statement”);

WHEREAS, this Fourth Supplemental Indenture evidences the Proposed Amendments described in the Statement;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to amend, modify or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding and may obtain such consents in connection with a purchase of, or tender offer or exchange offer for, the Notes;

WHEREAS, in accordance with Section 9.1 of the Indenture, the Company has obtained consents to the Proposed Amendments to the Indenture, the Notes and the Collateral Agreements from the Holders of at least a majority in aggregate principal amount of the Notes;

WHEREAS, the Company has done all things necessary to make the Indenture, as supplemented by this Fourth Supplemental Indenture, the legal, valid and binding obligation of the Company, including, without limitation, delivery to the Trustee of an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Fourth Supplemental Indenture is permitted by the Indenture as contemplated by Section 9.7 of the Indenture;

NOW, THEREFORE, In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1.               Capitalized Terms.  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Section 2.               Amendments to the Indenture and Notes.

(a)           Section 3.1 of the Indenture captioned “NOTICES TO TRUSTEE” shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Sections 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 3 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a Redemption Date, an Officers’ Certificate stating the section of this Indenture pursuant to which such redemption is being made and setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

(b)           Section 3.3 of the Indenture captioned “NOTICE OF REDEMPTION” shall be amended by deleting the text of the first paragraph of Section 3.3 in its entirety and replacing it with the following text:

At least 3 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

(c)           Section 3.8 of the Indenture captioned “OPTIONAL REDEMPTION ON OR AFTER AUGUST 15, 2007” shall be amended by deleting the text of clause (a) of such section in its entirety and replacing it with the following text:

At any time on or after August 15, 2007, the Issuer may redeem the Notes for cash at the Issuer’s option, in whole or in part, at any time and from time to time, upon not less than 3 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing August 15 of the years indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) thereon to the date of redemption of the Notes (the “Redemption Date”):

Year	Percentage
2007	105.125%
2008	102.563%
2009 and thereafter	100.000%

(d)           Section 4.3 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.3.            SEC REPORTS AND REPORTS TO HOLDERS

The Company will comply with the applicable provisions of TIA Section 314(a).

(e)           Section 4.4 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.4.            COMPLIANCE CERTIFICATE

The Company shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture.

(f)            Section 4.15 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.15.          SUBSIDIARY GUARANTORS

All of the Issuer’s present and future Subsidiaries (other than Foreign Subsidiaries) shall (i)  jointly and severally guarantee all principal, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes on a senior basis and (ii) deliver to the Trustee an Opinion of Counsel that such Guarantee has been duly authorized, executed and delivered and is a valid, binding and enforceable in accordance with its terms.

(g)           Section 11.4 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 11.4           GUARANTEE BY FUTURE SUBSIDIARIES

The Issuer shall cause each of the Issuer’s existing and future Subsidiaries to (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto and a guarantee substantially in the form included in Exhibit A hereto, pursuant to which such Subsidiary shall unconditionally guarantee on a senior basis, all of the Issuer’s Obligations under the Notes and this Indenture on the terms set forth in this Indenture and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and guarantee have been duly authorized, executed and delivered by such Subsidiary and this Indenture and guarantee constitute a legal, valid, binding and enforceable obligation of such Subsidiary, in each case subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.  Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

(h)           The following Sections of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section or Subsection Number	Caption

Section 4.5	TAXES

Section 4.6	STAY, EXTENSION AND USURY LAWS

Section 4.7	LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

Section 4.8	LIMITATION ON LIENS

Section 4.9	LIMITATION ON RESTRICTED PAYMENTS

Section 4.10	LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

Section 4.11	LIMITATION ON IMPAIRMENT OF SECURITY INTERESTS

Section 4.12	LIMITATION ON TRANSACTIONS WITH AFFILIATES

Section 4.13	LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

Section 4.14	REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

Section 4.16	LIMITATION ON STATUS AS INVESTMENT ISSUER

Section 4.17	MAINTENANCE OF INSURANCE

Section 4.18	CORPORATE EXISTENCE

Section 4.19	LIMITATION ON LINES OF BUSINESS

Section 5.1	LIMITATION ON MERGER, SALE OR CONSOLIDATION

Section 5.2	SUCCESSOR CORPORATION SUBSTITUTED

Section 10.1	COLLATERAL AGREEMENTS; SECURITY INTERESTS

Section 10.2	FURTHER ASSURANCES AND SECURITY

Existing Section or Subsection Number	Caption

Section 10.3	OPINIONS

Section 10.4	RELEASE OF COLLATERAL

Section 10.5	CERTIFICATES OF THE ISSUER

Section 10.6	AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS

Section 10.7	AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL AGREEMENTS

Section 10.8	PURCHASER PROTECTED

(i)           Section 6.1 of the Indenture captioned “EVENTS OF DEFAULT” shall be amended by deleting the text of each of the clauses (3), (4), (5), (7) and (8) of such section and replacing them with the phrase “Intentionally Omitted.”

Section 3.               Release of Collateral.  Pursuant to Section 9.1 of the Indenture and as a result of the deletion of Article X of the Indenture, the Trustee hereby releases all Liens securing the Obligations and is hereby authorized and instructed to take all such actions and to execute all such documents as are necessary or desirable, as evidenced by an Officers’ Certificate requesting the same, to implement the release of Collateral, such action to include, without limitation, executing amendments and supplements to, and releases, discharges, and terminations of, the Collateral Agreements.

Section 4.               Termination of the Intercreditor Agreement.  Pursuant to Section 13.8 of the Intercreditor Agreement dated August 21, 2003 among the Company, Sheridan Acquisition Corp., the subsidiaries of the Company named therein, the Trustee and BofA, and as a result of the deletion of Article X of the Indenture, the Intercreditor Agreement is hereby terminated.

Section 5.               Termination of the Security Agreement.  Pursuant to Section 6.8 of the Security Agreement dated August 21, 2003 among the Company, Sheridan Acquisition Corp., the subsidiaries of the Company named therein and the Trustee, as collateral agent, and as a result of the deletion of Article X of the Indenture, the Security Agreement is hereby terminated.

Section 6.               Trustee Statement.  The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture, or for or in respect of the recitals contained herein, all of which are deemed made solely by the Company and the Guarantors.

Section 7.               Amendment and Elimination of Certain Definitions.  Any defined terms present in the Indenture but no longer used as a result of the amendments made pursuant to Section 2 hereof are hereby eliminated.  Sections 1.1 and 1.2 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Section 2 hereof.

Section 8.               Amendment and Elimination of Certain Section References.  The Indenture is amended by deleting all references to sections and subsections of the Indenture that are deleted pursuant to Section 2 hereof.

Section 9.               Amendment of the Notes.  The Notes are amended to delete all provisions inconsistent with the amendments to the Indenture made pursuant to Section 2, Section 3, Section 5, Section 7 and Section 8.

Section 10.             Continued Effectiveness of Indenture.  Except as specifically amended herein, all other terms and provisions of the Indenture shall remain unchanged and in full force and effect.

Section 11.             Incorporation of Fourth Supplemental Indenture.  On and after the date hereof, each reference in the Indenture to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference to the Indenture in any other document, shall be a reference to the Indenture as amended hereby.

Section 12.             Miscellaneous.

(a)           Effectiveness.  This Fourth Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto, but, notwithstanding an earlier execution date, the terms hereof shall not become operative until the initial date (the “Operative Date”) of purchase by the Company of the Notes validly tendered and not validly withdrawn pursuant to the Offer as set forth in the Statement.  Effective as of the Operative Date, this Fourth Supplemental Indenture hereby amends the Indenture, Notes and Collateral Agreements as provided for herein.  If (i) the Operative Date does not occur on or prior to the Initial Payment Date (as defined in the Offer to Purchase) or (ii) the Company notifies Global Bond Services Corporation, as depositary under the Statement, that it has withdrawn or terminated the Offer pursuant to the Statement, then the terms of this Supplemental Indenture shall be null and void and the Indenture, Notes and Collateral Agreements shall continue in full force and effect without any amendment or modification hereby.

(b)           Entire Agreement. The agreement of the Company, the Guarantors and the Trustee, which is comprised of this Fourth Supplemental Indenture and the Indenture, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Fourth Supplemental Indenture and the Indenture.

(c)           Governing Law.  This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

(d)           Headings.  The headings in this Fourth Supplemental Indenture are for convenience of reference only and shall not constitute a part of this Fourth Supplemental Indenture, nor shall they affect their meaning, construction or effect.

(e)           Counterparts.  This Fourth Supplemental Indenture may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(f)           Severability.  In the event that any provisions of this Fourth Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Further Instruments and Acts.  Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Fourth Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Fourth Supplemental Indenture upon the date first above written.

THE SHERIDAN GROUP, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer

CAPITAL CITY PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

DARTMOUTH JOURNAL SERVICES, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

DARTMOUTH PRINTING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

SHERIDAN BOOKS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

THE SHERIDAN GROUP HOLDING COMPANY

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: President

[Signature Page to Fourth Supplemental Indenture]

THE SHERIDAN PRESS, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

UNITED LITHO, INC.

By:	/s/ Robert M. Jakobe
Name: Robert M. Jakobe
Title: Secretary

[Signature Page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By:	/s/ Thomas J. Provenzano
Name: Thomas J. Provenzano
Title: Agent

[Signature Page to Fourth Supplemental Indenture]

BANK OF AMERICA, N.A., as Lender under the Intercreditor Agreement (solely for purposes of Section 4)

By:	/s/ Christian D. Barrow
Name: Christian D. Barrow
Title: Senior Vice President

[Signature Page to Fourth Supplemental Indenture]